UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

Sprinklr, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40528	45-4771485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 West 35th Street 7th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00003 per share	CXM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2023, Sprinklr, Inc. (the “Company”) entered into the Twelfth Amendment to Credit Agreement (the “Credit Agreement Amendment”), by and among the Company, Silicon Valley Bank, as administrative agent (“SVB”), and the lenders party thereto (the “Lenders”).

The Credit Agreement Amendment provides that the Company can borrow up to $50.0 million under the revolving credit facility, which includes a $15.0 million letter of credit sublimit, and amends the Credit Agreement, dated as of May 22, 2018, as amended, to, among other things, (i) extend the maturity date for the revolving loan facility to January 31, 2026, (ii) remove the borrowing base, (iii) terminate the availability of LIBOR rate loans, (iv) modify the interest rate for prime rate loans, (v) revise the unused line fee to provide the Company pay a quarterly unused line fee equal to 0.25% per annum based on the average unused portion of the revolving credit facility during the relevant quarter and (vi) revise the covenants applicable to the Company, including amending the financial condition covenant to require that the Company maintain a minimum adjusted quick ratio of 1.25 to 1.00, tested at the end of each month. Loans under the Credit Agreement Amendment bear interest at the ABR rate plus 0.0% per annum, subject to an ABR rate floor of 5.50%. The ABR rate is equal to the higher of (i) the prime interest rate or (ii) the federal funds effective rate plus 0.50%.

The foregoing summary of the Credit Agreement Amendment is not intended to be complete and is qualified in its entirety by the text of the Credit Agreement Amendment filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Twelfth Amendment to Credit Agreement, dated January 31, 2023, by and among the Company, Silicon Valley Bank, as administrative agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sprinklr, Inc.

By:	/s/ Daniel Haley
Daniel Haley
General Counsel and Corporate Secretary

Dated: February 1, 2023

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